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                                                                    Exhibit 11.1




                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

     Net loss per common share is computed by dividing net loss applicable to common stock by the weighted average number of common shares outstanding. Basic and diluted earnings per common share are the same, because options for shares of common stock are excluded as all common equivalent shares would be antidilutive due to the losses. The following tables reflect the calculation of basic and diluted earnings per share:


                                                                         YEAR ENDED DECEMBER 31, 1999
                                                                         ----------------------------
                                                                                                           PER SHARE
                                                             INCOME (LOSS)              SHARES               AMOUNT
                                                             -------------              ------             -----------
Net Loss                                                     $(12,615,915)
Preferred stock dividends                                      (2,772,222)
                                                              ------------


Basic EPS
Loss applicable to common
 stockholders                                                 (15,388,137)             5,058,928              $(3.04)


Effect of dilutive securities
Options                                                                 0                      0
                                                              ------------            ----------


Diluted EPS
Loss applicable to common
 stockholders                                               $ (15,388,137)             5,058,928              $(3.04)

                                                                          YEAR ENDED DECEMBER 31, 1998
                                                                          ----------------------------
                                                                                                           PER SHARE
                                                             INCOME (LOSS)              SHARES               AMOUNT
                                                             -------------              ------             ----------
Net Loss                                                    $  (8,870,479)
Preferred stock dividends                                      (1,991,646)
                                                             -------------


Basic EPS
Loss applicable to common
 stockholders                                                  (10,862,125)             4,264,559             $ (2.55)


Effect of dilutive securities
Options                                                                 0                      0
                                                              ------------             ----------

Diluted EPS
Loss applicable to common
 stockholders                                                 (10,862,125)             4,264,559                (2.55)